Exhibit 99.1

News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Dan Fisher Named SVP and COO, Global Beverage Packaging; Erik Bouts
 Leaving Ball

BROOMFIELD, Colo., Dec. 12, 2016 — Ball Corporation (NYSE: BLL) today announced that Erik Bouts is leaving the company at the end of the month and that Daniel W. Fisher has been named senior vice president, Ball Corporation, and COO, global beverage packaging.
"Erik joined the company just prior to the announcement of the Rexam acquisition and much has changed since then," said John Hayes, chairman, president and chief executive officer. "He has made significant contributions to our global beverage can operations while the company navigated a complex acquisition and, given the change in circumstances including the location of his role from Zurich to our headquarters in Colorado, we both mutually agreed to this decision. We wish Erik well in his future endeavors."
Fisher joined Ball in 2010 as vice president, finance, North American metal beverage operations. Since 2014, he has served as president, Beverage Packaging North and Central America, where he has led growth initiatives, increased profitability and EVA dollar generation.
"We are very excited for Dan and confident that his management skills, financial acumen and deep knowledge of the beverage can industry will result in a seamless leadership transition both internally and externally," Hayes said.
The company expects to announce a successor for the Beverage Packaging North and Central America leadership position during the first quarter of 2017.
About Ball Corporation
Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 18,700 people worldwide and reported pro forma 2015 sales of $11.0 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.
Forward-Looking Statements
This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any of such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10‑K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; competitive activity; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax,

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives and synergies; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including with respect to the Rexam PLC acquisition and its integration, or the associated divestiture; the effect of the acquisition or the divestiture on our business relationships, operating results and business generally.

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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2